Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) between Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), and Marguerite Woung-Chapman (“Executive”), is entered into on and as of February 12, 2018 (the “Effective Date”).

WHEREAS, the Company desires to employ Executive in an executive capacity, and Executive likewise desires to be employed by the Company;

NOW, THEREFORE, in consideration the mutual promises, covenants, representations, obligations and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           Employment. The Company agrees to employ Executive and Executive agrees to be employed by the Company, beginning on the Effective Date, and Executive’s employment under this Agreement shall terminate on the earlier of (i) the third anniversary of the Effective Date and (ii) the termination of Executive’s employment under this Agreement. The period from the Effective Date until the termination of Executive’s employment under this Agreement is referred to as the “Employment Period.” The Employment Period shall be automatically renewed and extended for a period of 12 months commencing on the third annual anniversary of the Effective Date, and on each successive annual anniversary of the then-scheduled expiration of Employment Period, in each case unless either Executive or the Company gives notice of non-renewal to the other party on or prior to the 90th day prior to the then-scheduled expiration of the Employment Period. For the avoidance of doubt, the term “Employment Period” shall include any extensions of the period of employment pursuant to the auto-renewal provision included in this Section 1. To the extent Executive remains employed by the Company after the expiration of the Employment Period, such employment shall be subject to the terms and conditions to which the Company and Executive at that time shall agree.

2.           Executive’s Duties; Other Interests; Duty of Loyalty.

(a)          Positions. During the Employment Period, Executive shall serve as Senior Vice President and General Counsel of the Company (and/or in such other positions as the parties mutually may agree), with such customary duties and responsibilities as may from time to time be assigned to her by the Company’s Chief Executive Officer (the “CEO”), provided that such duties are at all times consistent with the duties of such positions. Executive agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices of the Company or any of the Company’s Affiliates. For purposes of this Agreement, the term “Affiliate” shall mean any entity that owns or controls, is owned or controlled by, or is under common ownership or control with, the Company. Executive agrees to serve in the positions referred to herein and to perform all duties relating thereto diligently and to the best of her ability.

(b)          Other Interests. Executive agrees, during the period of her employment by the Company, to devote her business time, energy and best efforts to the business and affairs of the Company and its Affiliates and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company, except with the prior written consent of the Company’s Board of Directors (the “Board”). The foregoing notwithstanding, the parties recognize and agree that Executive may engage in personal investments and other corporate, civic and charitable activities that do not conflict with the business and affairs of the Company or interfere with Executive’s performance of her duties hereunder; provided, however, that Executive agrees that if the Board determines that continued service with one or more of such activities conflicts with the business and affairs of the Company or interferes with Executive’s duties hereunder and gives written notice of such to Executive, Executive will promptly resign from such position(s). Executive further agrees that Executive shall not become a director of any for profit entity without first receiving the approval of the Nomination and Governance Committee of the Board.

(c)          Duty of Loyalty. Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty, fidelity, and allegiance to use her reasonable best efforts to act at all times in the best interests of the Company. In keeping with these duties, Executive shall make full disclosure to the Company of all business opportunities pertaining to the Company’s business and shall not appropriate for Executive’s own benefit business opportunities concerning the subject matter of the fiduciary relationship.

3.           Compensation and Benefits.

(a)          Base Salary. As compensation for Executive’s performance of Executive’s duties hereunder, the Company shall pay to Executive an initial base salary of $360,000 per year (“Base Salary”), payable in accordance with the normal payroll practices of the Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. The Base Salary shall be reviewed for increases but not decreases by the Compensation Committee of the Board (the “Committee”) in good faith, based upon Executive’s performance and the Company’s pay philosophy; provided, however, that Executive’s Base Salary may be decreased by the Committee as part of an across-the-board reduction in base salaries of all Company executive officers so long as the percentage reduction in Executive’s Base Salary is not greater than the percentage reduction applicable to other executive officers, for the same period as the reduction in other executive officer’s reduction in salary and, in the event such reduction is later mitigated for other executive officers, Executive’s Base Salary is then increased by the same percentage applicable to other executive officers. The term “Base Salary” shall refer to the Base Salary as may be in effect from time to time.

(b)          Annual Bonus. In addition to her Base Salary, Executive shall be eligible to receive each year during the Employment Period a cash incentive payment (“Bonus”) in an amount determined by the Committee based on performance goals established by the Committee. The Target Bonus shall be an amount equal to 80% of Executive’s Base Salary (“Target Bonus”). The actual amount of the Bonus earned by and payable to Executive for any year or portion of a year, as applicable, shall range from 0% to 160% of Executive’s Base Salary and shall be determined based upon the satisfaction of goals and objectives established by the Committee and shall be subject to such other terms and conditions of the Company’s annual incentive program as in effect from time to time (including, without limitation, any prorated payouts for any partial years of service); provided, however, that Executive’s Bonus for the year ending December 31, 2018 shall not be prorated if Executive is an employee at the end of such year. Each Bonus shall be paid to Executive no later than March 15th of the calendar year following the calendar year in which the Bonus is earned.

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(c)          Sign-On Cash Bonus; Clawback. Executive shall be entitled to receive a cash sign-on bonus in an amount equal to $180,000 (the “Sign-On Cash Bonus”), payable within 30 days following the Effective Date, subject to the conditions set forth below. The Sign-On Cash Bonus shall be subject to clawback if Executive is no longer an employee of the Company on the 18-month anniversary of the Effective Date, other than as a result of the Executive’s death, termination by the Company without Cause or termination by Executive for Good Reason. Any repayment of the Sign-On Cash Bonus required pursuant to this Section 3(c) must made to the Company by Executive within 30 days following Executive’s termination of employment. Notwithstanding the foregoing, in the event of (i) Executive’s death, (ii) the termination of Executive by the Company without Cause, (iii) the termination by Executive for Good Reason (iv) the occurrence of a Corporate Change, in each case, prior to the expiration of the 18-month clawback period described above, Executive shall be entitled to retain the full amount of the Sign-On Cash Bonus, subject to Section 4 below.

(d)          Sign-On RSU Grant. On the Effective Date, Executive shall receive a sign-on bonus in the form of a restricted stock unit grant with a grant date value equal to 150% of Base Salary and subject to the Company’s standard form of award agreement previously approved by the Committee (the “Sign-On Bonus Grant”).

(e)          Equity Compensation. During the Employment Period, Executive shall be eligible to participate in any equity compensation arrangement or plan offered by the Company to senior executives on such terms and conditions as the Committee shall determine. Nothing herein shall be construed to give Executive any rights to any amount or type of awards, or rights as a stockholder pursuant to any such plan, grant or award except as provided in such award or grant to Executive provided in writing and authorized by the Committee.

(f)          Other Benefits.

(i)          General. During the Employment Period, Executive shall be eligible to participate in benefit and additional incentive compensation plans generally offered by the Company to similarly situated executives, as in effect from time to time, including, without limitation, participation in the various health, retirement, life insurance, short-term and long-term disability insurance, parking and other executive benefit plans or programs provided to the executives of the Company in general, subject to the regular eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or perquisites as may be approved by the Committee during the Employment Period. Executive shall be entitled to vacation in accordance with the Company’s plans, policies, programs and practices as in effect from time to time.

(ii)         Business Expenses. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive in the performance of her duties, which expenses will be subject to the oversight of the CEO and the Audit Committee of the Board in the normal course of business and will be compliant with the Company’s reimbursement policies applicable from time to time to executives generally. Requests for reimbursement for such expenses must be accompanied by appropriate documentation. It is understood that Executive is authorized to incur reasonable business expenses for promoting the business of the Company, including, without limitation, reasonable expenditures for travel, lodging, meals and client or business associate entertainment. Notwithstanding the foregoing, and for the avoidance of doubt, any expenditures by Executive must comply with the Company’s Code of Business Conduct and Ethics and the Company’s Gift, Travel and Entertainment Policy, in each case as in effect from time to time.

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4.           Termination of Employment.

(a)          General. Executive’s employment under this Agreement shall terminate upon the earliest to occur of: (i) the expiration of the term of this Agreement pursuant to Section 1 hereof; (ii) Termination due to Disability (as defined below); (iii) termination of Executive’s employment by the Company for any reason other than Termination due to Disability; (iv) Executive’s death; and (v) termination of Executive’s employment by Executive for any reason. If Executive’s employment ends for any reason, except as otherwise contemplated in Section 3(c) or in this Section 4, Executive shall cease to have any rights to salary, bonus (if any) or other benefits, other than (A) the earned but unpaid portion of Executive’s Base Salary through the date of termination or resignation, (B) any annual, long-term, or other incentive award (including, without limitation, Executive’s Bonus) that relates to a completed fiscal year or performance period, as applicable, and is payable in accordance with the terms of the applicable award (but not yet paid) on or before the date of termination or resignation, which shall be paid in accordance with the terms of such award, (C) any unpaid expense or other reimbursements due to Executive in accordance with Section 3(f)(ii), and (D) any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company; provided, however, that Executive shall not be entitled to any payment or benefit under the Energy XXI Gulf Coast, Inc. Employee Severance Plan, or any replacement or successor plan. Notwithstanding any provision in this Agreement to the contrary, if the Company shall deliver to Executive a notice of non-renewal in accordance with Section 1 prior to the fifth anniversary of the Effective Date, then upon the expiration of the then-current term of the Employment Period and Executive’s termination of employment, the Company shall have been deemed to terminate Executive’s employment hereunder without Cause.

(b)          Termination without Cause or for Good Reason. If Executive’s employment hereunder shall be terminated by the Company without Cause, or by Executive for Good Reason, then, in addition to the payments and benefits described in Section 3(c) and Section 4(a), and subject to Section 14 and Executive’s continuing compliance with Section 5 of this Agreement:

(i)          the Company shall pay Executive on the sixtieth (60th) day following the effective date of such termination of employment a lump sum cash payment in an amount equal to (A) 200% of Executive’s annual Base Salary plus (B) 200% of Executive’s Bonus Factor (as defined below);

(ii)         the Company shall reimburse Executive for the monthly cost of maintaining health benefits for Executive (and Executive’s spouse and eligible dependents) as of the date of termination of employment under a group health plan of the Company for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, to the extent Executive properly elects COBRA; provided, however, that if Executive obtains alternative health benefits from a subsequent employer, the benefits provided in this Section 4(b)(ii) shall cease upon the commencement of such health coverage;

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(iii)        if not already fully vested, the Sign-On Bonus Grant shall become fully vested upon such termination of employment and shall be settled in accordance with the terms of the Sign-On Bonus Grant;

(iv)        if not already fully vested, the Sign-On Cash Bonus shall become fully vested and the Company shall pay the Executive on the sixtieth (60th) day following the effective date of such termination of employment the unpaid portion of the Sign-On Cash Bonus; and

(v)         if such termination results from a Corporate Change, and occurs on or before the date which is 90 days after the consummation date of such Corporate Change, then any unvested time-vesting RSUs and stock options shall become fully vested upon such termination of employment and shall be settled in accordance with the terms of the underlying award agreement.

(vi)        For purposes of calculating the amount, if any, pursuant to Section 4(b)(i), “Bonus Factor” means (x) with respect to a termination of employment that occurs on or before December 31, 2018, Executive’s Target Bonus for the fiscal year ending December 31, 2018, (y) with respect to a termination of employment that occurs after December 31, 2018 but on or before December 31, 2019, Executive’s Target Bonus for the fiscal year ending December 31, 2018 and (z) with respect to a termination of employment that occurs after December 31, 2019, the average bonus received for the two completed fiscal years preceding the year in which the termination of employment occurs; provided, however, that in no event shall the Bonus for any fiscal year taken into account for purposes of calculating clause (x), (y) or (z) exceed the Target Bonus for such fiscal year.

(vii)       For the further avoidance of doubt, Executive shall not be entitled to the benefits described in this Section 4(b) for a termination due to the expiration of the term of this Agreement pursuant to Section 1 hereof following the third anniversary of the Effective Date, Termination due to Disability, termination of Executive’s employment for Cause, Executive’s death, or termination of Executive’s employment by Executive for any reason other than for Good Reason.

(c)          Notice of Termination. Any purported termination of Executive’s employment by the Company or by Executive and any purported termination of this Agreement shall be communicated by written notice of termination (“Notice of Termination”) to the other party hereto in accordance with Section 7 hereof. Any purported notice of non-renewal pursuant to Section 1 shall be deemed a Notice of Termination for purposes of this Section 4(c). Notice of Termination shall include the effective date of termination of employment. Any Notice of Termination shall be deemed to also be Executive’s resignation as an officer of the Company and as a director and/or officer of each Affiliate of the Company, as well as from all other positions Executive holds with the Company or any of its Affiliates. Executive agrees to execute any and all documentation of such resignations upon request by the Company, but she shall be treated for all purposes as having so resigned upon the effective date of termination (as set forth in the Notice of Termination), regardless of when or whether she executes any such documentation.

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(d)          No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefit earned by Executive as a result of employment by another employer, self-employment earnings, or by retirement benefits.

(e)           Section 280G.

(i)          Notwithstanding any other provisions in this Agreement, in the event that any payment or benefit received or to be received by Executive (including, without limitation, any payment or benefit received in connection with a change of control of the Company or the termination of Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, program, arrangement or agreement) (all such payments and benefits, together, the “Total Payments”) would be subject (in whole or part), to any excise tax imposed under Section 4999 of the Code, or any successor provision thereto (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, program, arrangement or agreement, the Company will reduce the Total Payments to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (but in no event to less than zero); provided, however, that the Total Payments will be reduced only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state, municipal and local income and employment taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state, municipal and local income and employment taxes on such Total Payments and the amount of Excise Tax to which Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(ii)         In the case of a reduction in the Total Payments, the Total Payments will be reduced in the following order: (1) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (2) payments and benefits due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24), will next be reduced; (3) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, will next be reduced; (4) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24), will next be reduced; and (5) all other non-cash benefits not otherwise described in clause (2) or (4) will be next reduced pro-rata. Any reductions made pursuant to each of clauses (1) through (4) above will be made in the following manner: first, a pro-rata reduction of cash payment and payments and benefits due in respect of any equity not subject to Section 409A of the Code, and second, a pro-rata reduction of cash payments and payments and benefits due in respect of any equity subject to Section 409A of the Code as deferred compensation.

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(iii)        For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax: (A) no portion of the Total Payments the receipt or enjoyment of which Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code will be taken into account; (B) no portion of the Total Payments will be taken into account that, in the opinion of the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including, without limitation, by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account that, in the opinion of the Company, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as set forth in Section 280G(b)(3) of the Code) that is allocable to such reasonable compensation; and (C) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments will be determined by the Company in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(f)          Post-Termination Release. Notwithstanding any other provisions of this Agreement, it shall be a condition to Executive’s right to receive the amounts provided for in Section 4(b) of this Agreement that Executive (or Executive’s estate, as applicable) will execute and deliver to the Company, and not revoke, an effective release of claims in the form attached hereto as Exhibit A (the “Release”) within the time period set forth therein (and in all events within 52 days following Executive’s termination of employment) with all periods for revocation thereof having expired. The form of the Release may be modified by the Company to reflect changes in the applicable law or regulations.

(g)          Certain Definitions.

(i)          “Cause” shall mean the occurrence of any one of the following, as determined by an express resolution of the independent members of the Board:

(1)	gross negligence or willful misconduct in the performance of, or Executive’s abuse of alcohol or drugs rendering Executive unable to perform, the material duties and services required for Executive’s position with the Company, which neglect or misconduct, if remediable, remains unremedied for twenty (20) days following written notice of such by the Company to Executive;

(2)	Executive’s conviction or plea of nolo contendere for any crime involving moral turpitude or a felony;

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(3)	Executive’s commission of an act of embezzlement, deceit or fraud intended to result in personal and unauthorized enrichment of Executive at the expense of the Company or any of its Affiliates;

(4)	Executive’s (A) intentional material violation of the written policies of the Company or any of its Affiliates, (B) material breach of a material obligation of Executive to the Company pursuant to Executive’s duties and obligations under the Company’s Bylaws, or (C) material breach of a material obligation of Executive to the Company or any of its Affiliates pursuant to this Agreement or any award or other agreement between Executive and the Company or any of its Affiliates; or

(5)	Executive’s failure to follow any lawful directive of the Board or the CEO or other refusal to perform her duties hereunder.

(ii)	“Good Reason” shall mean the existence of any of the following:

(1)	a material diminution in Executive’s authority, duties, or responsibilities from those applicable to her as of the Effective Date;

(2)	a material diminution in Executive’s Base Salary or Target Bonus, except to the extent contemplated by Section 3(b) of this Agreement;

(3)	the Company’s requiring Executive to permanently relocate anywhere outside the greater Houston, Texas metropolitan area, except for required travel on the Company’s business to an extent substantially consistent with Executive’s obligations under this Agreement; or

(4)	the Company’s material breach of this Agreement.

Notwithstanding the foregoing or any other provision in this Agreement to the contrary, any assertion by Executive of a Good Reason termination shall not be effective unless all of the following conditions are satisfied: (w) the conditions described in the preceding sentence giving rise to Executive’s termination of employment must have arisen without Executive’s written consent; (x) Executive must provide written notice to the Company of such condition and Executive’s intent to terminate employment within 90 days after the initial existence of the condition; (y) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (z) the date of Executive’s termination of employment must occur within 150 days after the initial existence of the condition.

(iii)        “Termination due to Disability” shall mean Executive’s termination of employment as a result of Executive’s becoming incapacitated for a period of at least 180 days by accident, sickness or other circumstance that renders Executive mentally or physically incapable of performing the material duties as General Counsel.

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(iv)        “Corporate Change” shall mean the consummation of a business combination (including, without limitation, by merger, consolidation, share exchange, tender offer, exchange offer, sale of all or substantially all of the assets of one of the parties, or other similar transaction) between the Company (or one of its subsidiaries) and an unaffiliated third party entity, in each case regardless of whether such business combination constitutes a “Change of Control” under the Company’s 2016 Long Term Incentive Plan, as amended.

5.           Restrictive Covenants.

(a)          General. The parties acknowledge that during the Employment Period, the Company will disclose to Executive or provide Executive with access to trade secrets or confidential information (“Confidential Information”) of the Company or its Affiliates; and/or place Executive in a position to develop business goodwill on behalf of the Company or its Affiliates; and/or entrust Executive with business opportunities of the Company or its Affiliates. As part of the consideration for the compensation and benefits to be paid to Executive hereunder; to protect the trade secrets and Confidential Information of the Company and its Affiliates that have been and will in the future be disclosed or entrusted to Executive, the business good will of the Company and its Affiliates that has been and will in the future be developed in Executive, or the business opportunities that have been and will in the future be disclosed or entrusted to Executive by the Company and its Affiliates; and as an additional incentive for the Company to enter into this Agreement, the Company and Executive agree to the following obligations relating to unauthorized disclosures, non-competition and non-solicitation.

(b)          Confidential Information; Unauthorized Disclosure.

(i)          Executive shall not, whether during the Employment Period or thereafter, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an executive of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of her duties as an executive of the Company, any Confidential Information, including but not limited to technology, know-how, processes, maps, geological and geophysical data, other proprietary information and any information whatsoever of a confidential nature; provided, however, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive) or any information that Executive may be required to disclose by any applicable law, order, or judicial or administrative proceeding, provided that Executive first notifies the Company to facilitate a possible protective order and thereafter discloses only the minimum amount of Confidential Information required. Within fourteen (14) days after the termination of Executive’s employment for any reason, Executive shall return to the Company all documents and other tangible items containing Company information that are in Executive’s possession, custody or control. Executive agrees that all Confidential Information of the Company exclusively belongs to the Company, and that any work of authorship relating to the Company’s business, products or services, whether such work is created solely by Executive or jointly with others, and whether or not such work is Confidential Information, shall be deemed exclusively belonging to the Company.

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(ii)         Nothing in this Agreement will prohibit or restrict Executive from responding to any inquiry, or otherwise communicating with, any federal, state or local administrative or regulatory agency or authority or participating in an investigation conducted by any governmental agency or authority. Executive cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. As a result, the Company and Executive shall have the right to disclose trade secrets in confidence to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Each of the Company and Executive also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with that right or to create liability for disclosures of trade secrets that are expressly allowed by the foregoing.

(c)          Non-Competition. During the Employment Period and for a period of 12 months thereafter, Executive shall not, directly or indirectly for Executive or for others, engage in or become interested financially in as a principal, executive, partner, stockholder, agent, manager, owner, advisor, lender, guarantor of any person engaged in any business substantially identical to the Business (defined below), or otherwise, in the Gulf of Mexico continental shelf region; provided, however, that Executive may invest in stock, bonds or other securities in any such business (without participating in such business) if: (A) such stock, bonds or other securities are listed on any United States securities exchange or are publicly traded in an over the counter market and (B) aggregate investment does not exceed, in the case of any capital stock of any one issuer, 5% of the issued and outstanding capital stock, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding. The term “Business” shall mean the exploration, development and production of crude petroleum, natural gas and other hydrocarbons.

(d)          Non-Solicitation. Executive undertakes toward the Company and is obligated, during the Employment Period and for a period of 12 months thereafter, in any geographic area or market where the Company or any of its Affiliates are conducting any Business or have during the previous 12 months conducted such Business, not to solicit or hire, directly or indirectly for Executive or for others, in any manner whatsoever, in the capacity of employee, executive, consultant or in any other capacity whatsoever, one or more of the employees, executives, directors or officers or other persons (hereinafter collectively referred to as “Company Executives”) who at the time of solicitation or hire, or in the one-year period prior thereto, are or were working full-time or part-time for the Company or any of its Affiliates and not to endeavor, directly or indirectly, in any manner whatsoever, to encourage any of said Company Executives to leave her or her job with the Company or any of its Affiliates and not to endeavor, directly or indirectly, and in any manner whatsoever, to incite or induce any client of the Company or any of its Affiliates to terminate, in whole or in part, its business relations with the Company or any of its Affiliates.

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(e)          Enforcement and Reformation. It is the desire and intent of the parties that the provisions of this Section 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 5 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable. Such deletion shall apply only with respect to the operation of such provisions of this Section 5 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 5 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restriction.

(f)          Remedies. In the event of a breach or threatened breach by Executive of the provisions of this Section 5, Executive acknowledges that money damages would not be sufficient remedy, and the Company shall be entitled to specific performance, injunction and such other equitable relief as may be necessary or desirable to enforce the restrictions contained herein, without providing any bond and irrespective of any requirement of necessity or other showing. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.

(g)          Nondisparagement. Executive shall refrain from any criticisms or disparaging comments about the Company or its Affiliates, or any of their respective directors, officers, employees, advisors or stakeholders, or in any way relating to Executive’s employment or separation from employment; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information by Executive to any state or federal law enforcement agency or require notice to the Company thereof, and Executive will not be in breach of the covenant contained above solely by reason of testimony or disclosure that is compelled by applicable law or regulation or process of law. The Company shall, and shall instruct its directors and senior executive officers to, refrain from making any formal public statements containing any criticisms or disparaging comments about Executive, including, without limitation, any criticisms or disparaging comments that in any way relate to Executive’s employment or separation from employment; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information to any state or federal law enforcement agency or require notice to Executive thereof, and none of the Company or any of its Affiliates will be in breach of the covenant contained above solely by reason of testimony or disclosure that is compelled by applicable law or regulation or process of law. A violation or threatened violation of these prohibitions may be enjoined by the courts. The rights afforded under this provision are in addition to any and all rights and remedies otherwise afforded by law.

6.           Survival. Sections 5, 6, 8, 9, 10, 14, 15, 16, 17, 18 and 19, and such other provisions hereof as may so indicate shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

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7.           Notices. Any notice provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by certified mail, postage prepaid, (iii) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice), or (iv) by facsimile or a PDF or similar attachment to an email, provided that such telecopy or email attachment shall be followed within one (1) business day by delivery of such notice pursuant to clause (i), (ii) or (iii) above. Any such notice to a party shall be addressed at the address set forth below (subject to the right of a party to designate a different address for itself by notice similarly given):

If to the Company:

Energy XXI Gulf Coast, Inc.
1021 Main Street
Suite 2626
Houston, TX 77002
Attention: Chief Executive Officer

If to Executive:

Marguerite Woung-Chapman
At the most recent address on file with the Company.

8.           Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any manner to the subject matter hereof.

9.           No Conflict. Executive represents and warrants that Executive is not bound by any employment contract, restrictive covenant, or other restriction preventing Executive from carrying out Executive’s responsibilities for the Company, or that is in any way inconsistent with the terms of this Agreement. Executive further represents and warrants that Executive shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

10.          Successors and Assigns. This Agreement shall inure to the benefit of, be enforceable by, and be binding on (x) Executive and her heirs, executors and personal representatives, and (y) the Company and its successors and assigns. The obligations of Executive hereunder are personal and may not be assigned or delegated by her or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer, except by will or the laws of descent and distribution. For the avoidance of doubt, and without limiting the generality of the foregoing, a termination of Executive’s employment by a successor or assign of the Company shall have the same legal effect under this Agreement as if the Company itself had terminated such employment.

11.          Governing Law. This Agreement will be governed by the substantive laws of the State of Texas, without regard to conflicts of law, and by federal law where applicable. If any part of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will not be affected in any way.

12.          Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

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13.          Withholding. All payments and benefits under this Agreement are subject to withholding of all applicable taxes.

14.          Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent. The payments to Executive pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and for such purposes, each payment to Executive under this Agreement shall be considered a separate payment. In the event the terms of this Agreement would subject Executive to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Executive shall cooperate diligently to amend the terms of the Agreement to avoid such 409A Penalties, to the extent possible. To the extent any amounts under this Agreement are payable by reference to Executive’s “termination of employment” such term and similar terms shall be deemed to refer to Executive’s “separation from service,” within the meaning of Section 409A of the Code. Executive hereby agrees to be bound by the Company’s determination of its “specified employees” (as such term is defined in Section 409A of the Code) provided such determination is in accordance with any of the methods permitted under the regulations issued under Section 409A of the Code. Notwithstanding any other provision in this Agreement, to the extent any payments made or contemplated hereunder constitute nonqualified deferred compensation, within the meaning of Section 409A, then (i) each such payment that is conditioned upon Executive’s execution of a release and that is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year, shall be paid or provided in the later of the two taxable years and (ii) if Executive is a specified employee (within the meaning of Section 409A of the Code) as of the date of Executive’s separation from service, each such payment that is payable upon Executive’s separation from service and would have been paid prior to the six-month anniversary of Executive’s separation from service, shall be delayed until the earlier to occur of (A) the first day of the seventh month following Executive’s separation from service and (B) the date of Executive’s death. Any reimbursement payable to Executive pursuant to this Agreement shall be conditioned on the submission by Executive of all expense reports reasonably required by Employer under any applicable expense reimbursement policy, and shall be paid to Executive within 30 days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which Executive incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.

15.          Clawbacks. In addition to the clawback provisions set forth in Section 3(c), the payments to Executive pursuant to this Agreement are subject to forfeiture or recovery by the Company or other action pursuant to any clawback or recoupment policy that the Company may adopt from time to time, including, without limitation, any such policy or provision that the Company has included in any of its existing compensation programs or plans or that it may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

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16.          Cooperation. Executive agrees, during and after the Employment Period, without limitation as to time, to provide information, assistance and cooperation to the Company and its Affiliates, including but not limited to the transition of her most recent role and her attendance and truthful testimony with respect to the Company’s or its Affiliates’ investigation, analysis, resolution, defense and/or prosecution of any existing and/or future claims, disputes or disagreements with respect to any and all matters about which Executive has knowledge, or should have knowledge, by virtue of her employment with the Company or otherwise. Such assistance and cooperation shall be provided by Executive without fee or charge. The Company will take reasonable steps to ensure that such assistance shall be given during regular business hours at locations and times mutually agreed upon by Executive and the Company, except with respect to mandated court appearances for which Executive will make himself available upon reasonable notice. Executive shall be entitled to receive prompt reimbursement for all reasonable travel expenses incurred by her in accordance with such cooperation, provided that Executive properly accounts for such expenses in accordance with the Company’s policies and procedures.

17.          Company Policies. Executive shall be subject to additional policies of the Company and its Affiliates as they may exist from time-to-time, including, without limitation, policies with regard to stock ownership by senior executives and policies regarding trading of securities.

18.          Legal Fees. The Company shall reimburse Executive for all reasonable legal fees and expenses incurred by Executive in connection with the negotiation and review of this Agreement and any ancillary documents entered into contemporaneously with the execution of this Agreement; provided, however, that the amount of such reimbursable fees and expenses shall not exceed $5,000 in the aggregate (with such amount to be paid within 30 days following the submission of expense documentation, but in any event no later than December 31, 2018).

19.          Indemnification. Executive shall be indemnified by the Company as provided in the Company’s Bylaws and Certificate of Incorporation, and pursuant to applicable law. The obligations under this section shall survive termination of the Employment Period. During the Employment Period and thereafter (with respect to events occurring during the Employment Period), the Company also shall provide Executive with coverage under its current directors’ and officers’ liability policy to the same extent that it provides such coverage to its other executive officers.

20.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument.

[Remainder of Page Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Marguerite Woung-Chapman
Marguerite Woung-Chapman

ENERGY XXI GULF COAST, INC.

By:	/s/ Douglas E. Brooks
Douglas E. Brooks
Chief Executive Officer and President

[Signature Page to Marguerite Woung-Chapman Employment Agreement]

EXHIBIT A

FORM OF
WAIVER AND RELEASE OF CLAIMS AGREEMENT

[____________] (“Executive”) hereby acknowledges that Energy XXI Gulf Coast, Inc. (“Employer”) is offering Executive certain payments in connection with Executive’s termination of employment pursuant to the employment agreement entered into between Employer and Executive, as amended (the “Employment Agreement”), in exchange for Executive’s promises in this Waiver and Release of Claims Agreement (this “Agreement”). Executive’s termination of employment shall be effective on [●] (the “Termination Date”).

Severance Payments

1.          Executive agrees that Executive will be entitled to receive the applicable severance payments under the Employment Agreement (the “Severance Payments”) only if Executive accepts and does not revoke this Agreement, which requires Executive to release both known and unknown claims.

2.          Executive agrees that the Severance Payments tendered under the Employment Agreement constitute fair and adequate consideration for the execution of this Agreement. Executive further agrees that Executive has been fully compensated for all wages and fringe benefits, including, but not limited to, paid and unpaid leave, due and owing, and that the Severance Payments are in addition to payments and benefits to which Executive is otherwise entitled.

Claims That Are Being Released

3.          Executive agrees that this Agreement constitutes a full and final release by Executive and Executive’s descendants, dependents, heirs, executors, administrators, assigns, and successors, of any and all claims, charges, and complaints, whether known or unknown, that Executive has or may have to date against Employer and any of its parents, subsidiaries, or affiliated entities and their respective officers, directors, shareholders, partners, joint venturers, employees, consultants, insurers, agents, predecessors, successors, and assigns, arising out of or related to Executive’s employment or the termination thereof, or otherwise based upon acts or events that occurred on or before the date on which Executive signs this Agreement. To the fullest extent allowed by law, Executive hereby waives and releases any and all such claims, charges, and complaints in return for the Severance Payments. This release of claims is intended to be as broad as the law allows, and includes, but is not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith or fair dealing, express or implied, any tort or common law claims, any legal restrictions on Employer’s right to terminate employees, and any claims under any federal, state, municipal, local, or other governmental statute, regulation, or ordinance, including, without limitation:

(a)	claims of discrimination, harassment, or retaliation under equal employment laws such as Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, and any and all other federal, state, municipal, local, or foreign equal opportunity laws;

(b)	if applicable, claims of wrongful termination of employment; statutory, regulatory, and common law “whistleblower” claims, and claims for wrongful termination in violation of public policy;

(c)	claims arising under the Employee Retirement Income Security Act of 1974, except for any claims relating to vested benefits under Employer’s employee benefit plans;

(d)	claims of violation of wage and hour laws, including, but not limited to, claims for overtime pay, meal and rest period violations, and recordkeeping violations; and

(e)	claims of violation of federal, state, municipal, local, or foreign laws concerning leaves of absence, such as the Family and Medical Leave Act.

Claims That Are Not Being Released

4.          This release does not include any claims that may not be released as a matter of law, and this release does not waive claims or rights that arise after Executive signs this Agreement. Further, this release will not prevent Executive from doing any of the following:

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(a)	obtaining unemployment compensation, state disability insurance, or workers’ compensation benefits from the appropriate agency of the state in which Executive lives and works, provided Executive satisfies the legal requirements for such benefits (nothing in this Agreement, however, guarantees or otherwise constitutes a representation of any kind that Executive is entitled to such benefits);

(b)	asserting any right that is created or preserved by this Agreement, such as Executive’s right to receive the Severance Payments;

(c)	filing a charge, giving testimony or participating in any investigation conducted by the Equal Employment Opportunity Commission (the “EEOC”) or any duly authorized agency of the United States or any state (however, Executive is hereby waiving the right to any personal monetary recovery or other personal relief should the EEOC (or any similarly authorized agency) pursue any class or individual charges in part or entirely on Executive’s behalf); or

(d)	challenging or seeking determination in good faith of the validity of this waiver under the Age Discrimination in Employment Act (nor does this release impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law).

Additional Executive Covenants

5.          To the extent applicable, Executive confirms and agrees to Executive’s continuing obligations under the Employment Agreement, including, without limitation, following termination of Executive’s employment with Employer. This includes, without limitation, Executive’s continuing obligations under Sections 5 and 16 of the Employment Agreement.

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Voluntary Agreement And Effective Date

6.          Executive understands and acknowledges that, by signing this Agreement, Executive is agreeing to all of the provisions stated in this Agreement, and has read and understood each provision.

7.          The parties understand and agree that:

(a)	Executive will have a period of 21 calendar days in which to decide whether or not to sign this Agreement, and an additional period of seven calendar days after signing in which to revoke this Agreement. If Executive signs this Agreement before the end of such 21-day period, Executive certifies and agrees that the decision is knowing and voluntary and is not induced by Employer through (i) fraud, misrepresentation, or a threat to withdraw or alter the offer before the end of such 21-day period or (ii) an offer to provide different terms in exchange for signing this Agreement before the end of such 21-day period.

(b)	In order to exercise this revocation right, Executive must deliver written notice of revocation to the General Counsel of the Company on or before the seventh calendar day after Executive executes this Agreement. Executive understands that, upon delivery of such notice, this Agreement will terminate and become null and void.

(c)	The terms of this Agreement will not take effect or become binding, and Executive will not become entitled to receive the Severance Payments, until that seven-day period has lapsed without revocation by Executive. If Executive elects not to sign this Agreement or revokes it within seven calendar days of signing, Executive will not receive the Severance Payments.

(d)	All amounts payable hereunder will be paid in accordance with the applicable terms of the Employment Agreement.

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Governing Law

8.          This Agreement will be governed by the substantive laws of the State of Texas, without regard to conflicts of law, and by federal law where applicable.

9.          If any part of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will not be affected in any way.

Consultation With Attorney

10.         Executive is hereby encouraged and advised to confer with an attorney regarding this Agreement. By signing this Agreement, Executive acknowledges that Executive has consulted, or had an opportunity to consult with, an attorney or a representative of Executive’s choosing, if any, and that Executive is not relying on any advice from Employer or its agents or attorneys in executing this Agreement.

11.         This Agreement was provided to Executive for consideration on [INSERT DATE THIS AGREEMENT PROVIDED TO EXECUTIVE].

[Signature Page Follows; Remainder of Page Blank]

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PLEASE READ THIS AGREEMENT CAREFULLY; IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executive certifies that Executive has read this Agreement and fully and completely understands and comprehends its meaning, purpose, and effect. Executive further states and confirms that Executive has signed this Agreement knowingly and voluntarily and of Executive’s own free will, and not as a result of any threat, intimidation or coercion on the part of Employer or its representatives or agents.

EXECUTIVE

[________________]

Date:

[Signature Page for Waiver and Release of Claims Agreement]